Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements No. 333-136868, No. 333-183298, No. 333-200037 and No. 333-258678 on Form S-8 of Crown Crafts, Inc. of our report, dated March 3, 2023, with respect to the consolidated financial statements of Manhattan Group, LLC and Subsidiary as of December 31, 2022, and for the year then ended, filed with the Current Report on Form 8-K/A of Crown Crafts, Inc.

/s/ BerganKDV, Ltd.

Minneapolis, Minnesota

May 25, 2023